FILE NUMBER
                                                 858110



                              December 12, 1997



The Macerich Company
233 Wilshire Boulevard, Suite 700
Santa Monica, California 90401

          Re: The Macerich Company Deferred Compensation Plan for Senior Executives (As Amended and
                    Restated Effective as of January 1, 1997)
               Registration Statement on Form S-8
               dated December 15, 1997

Ladies and Gentlemen:

          We have served as Maryland counsel to The Macerich Company, a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the registration of $14,000,000 of Deferred Compensation Obligations (the "Obligations") of the Company covered by the above-referenced Registration Statement (the "Registration Statement"), under the Securities Act of 1933, as amended (the "1933 Act"). The Obligations are to be issued by the Company pursuant to The Macerich Company Deferred Compensation Plan for Senior Executives (As Amended and Restated Effective as of January 1, 1997) (the "Plan"). Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement.

          In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

          1.   The Registration Statement, filed with the
Securities and Exchange Commission (the "Commission"), pursuant to the 1933 Act, and the related form of prospectus in the form in which it will be sent or given to employees of the Company in accordance with Rule 428(b)(1) under the 1933 Act;

          2. The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

          3. The Bylaws of the Company, certified as of a recent date by its Secretary;

          4. Resolutions adopted by the Board of Directors of the Company relating to (i) the approval of the Plan and (ii) the issuance and registration of the Obligations, certified as of a recent date by the Secretary of the Company;

          5. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

          6.   A certificate executed by Richard A. Bayer,
Secretary and General Counsel of the Company, dated December 11,
1997;

          7.   The Plan; and

          8. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

          In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

          1. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

          2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

          3. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

          4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There are no oral or written modifications or amendments to the Documents, or waiver of any of the provisions of the Documents, by action or omission of the parties or otherwise.

          The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

          Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

          1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

          2. The Company has duly authorized the execution, delivery and performance of the Plan and, when the Committee has authorized and determined the term of Obligations in accordance with the Plan and the Resolutions, the Obligations will be validly issued securities of the Company and constitute the legally binding obligations of the Company.

          The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or "blue sky") laws or the real estate syndication laws of the State of Maryland.

          We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

          This opinion is being furnished to you solely for submission to the Securities and Exchange Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                    Very truly yours,


                    /s/ BALLARD SPAHR ANDREWS & INGERSOLL